                                                                        Sub-Item 77O

STRATEGIC FUNDS, INC.

-DREYFUS SELECT MANAGERS SMALL CAP GROWTH FUND

On December 10, 2014, Dreyfus Select Managers Small Cap Growth Fund (the “Fund”), a series of Strategic Funds, Inc., purchased 4,248 shares of common stock issued by  Gramercy Property Trust Inc. (CUSIP No. 38489R100) (the “Shares”) at a purchase price of $5.90 per Share, including underwriter compensation of $0.2655 per Share. The Shares were purchased from Compass Point Research & Trading, LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund’s investment adviser, was also a member.  BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction.  The following is a list of the syndicate’s members:

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

JMP Securities LLC

Ladenburg Thalmann & Co. Inc.

Piper Jaffray & Co.

SunTrust Robinson Humphrey, Inc.

Compass Point Research & Trading, LLC

BNY Mellon Capital Markets, LLC

Huntington Investment Company

CJS Securities, Inc.

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund’s Rule 10f-3 Procedures at a Board meeting held on February 23, 2015.  These materials include additional information about the terms of the transaction.

RULE 10f-3 Transactions

Dreyfus Select Managers US Small Cap Growth Fund

Reporting Period	4th Quarter
Total Net Assets	$533 million

Portfolio Manager	Catherine Nicholas

Security purchased	Cusip/Sedol	Type of Offering	Lead Underwriter	Broker Dealer Purchased From	Expected Trade Date	Type of Security	Total Transaction (Shares/Par)	Purchase Price	Purchase Amount	Commission/Spread as % of Offering Price
Gramercy Property Trust (GPT)	38489R100	Secondary	Morgan Stanley	Compass Point	12/10/14	Common Stock	4,248	5.90	25,063	2.70%
			Affiliated Underwriter	**Other Syndicate members**	**Date of First Offering**	**Rating of Security**	**Issue Size**	**% of Issue Size Purchased by Above Fund**	**% of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund**	**% of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%)**
			BNY	JP Morgan, Bank of America, RBC, JMP Securities, Ladenburg, Robinson Humphrey, Piper, Compass Point, Hunting, CJ securities	7/27/04	B-	12,500,000	0.03%	0.005%	0.001%
					Was Price Paid the same as other Purchasers?	**Was Security Purchased on Offer Date?**	**Was Issuer in continuous operation for at least 3 years?**	**Was Offering part of Firm commitment?**	**Did Affiliated Underwriter benefit directly or indirectly from purchase?**	**Was Commission or Spread paid to the principal underwriter reasonable and fair compared to commission or spread paid to other underwriters in connection with similar transactions?**
					Yes	Yes	Yes	Yes	indirectly - not lead	Yes

Certification

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

SIGNED	[signature]	DATE	1/20/2015

1/20/2015

REGULAR JOINT BOARD MEETING Financial Compliance Book

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	1/15/15

4th Quarter 2014

345

                                                                        Sub-Item 77O

STRATEGIC FUNDS, INC.

 DREYFUS SELECT MANAGERS SMALL CAP GROWTH FUND

On December 10, 2014, Dreyfus Select Managers Small Cap Growth Fund (the “Fund”), a series of Strategic Funds, Inc., purchased 1,098 shares of common stock issued by Gramercy Property Trust Inc. (CUSIP No. 38489R100) (the “Shares”) at a purchase price of $5.90 per Share, including underwriter compensation of $0.2655 per Share. The Shares were purchased from Morgan Stanley & Co. LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund’s investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate’s members:

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

JMP Securities LLC

Ladenburg Thalmann & Co. Inc.

Piper Jaffray & Co.

SunTrust Robinson Humphrey, Inc.

Compass Point Research & Trading, LLC

BNY Mellon Capital Markets, LLC

Huntington Investment Company

CJS Securities, Inc.

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund’s Rule 10f-3 Procedures at a Board meeting held on February 23, 2015. These materials include additional information about the terms of the transaction.

RULE 10f-3 Transactions

Dreyfus Select Managers US Small Cap Growth Fund			
Reporting Period	4th Quarter	Portfolio Manager	Catherine Nicholas
Total Net Assets	$533 million		

Security purchased	Cusip/Sedol	Type of Offering	Lead Underwriter	Broker Dealer Purchased From	Expected Trade Date	Type of Security	Total Transaction (Shares/Par)	Purchase Price	Purchase Amount	Commission/Spread as % of Offering Price
Gramercy Property Trust (GPT)	38489R100	Secondary	Morgan Stanley	Morgan Stanley	12/10/14	Common Stock	1,098	5.90	6,478	2.70%

Security purchased	Cusip/Sedol	Type of Offering	Affiliated Underwriter	Other Syndicate members	Date of First Offering	Rating of Security	Issue Size	% of Issue Size Purchased by Above Fund	% of Issue Size Purchased by Above Fund as a % of Total Net Assets of Fund	% of Issue Size Purchased by ALL Funds advised by Manager as a % of Total Issue Size (cannot exceed 25%)
Gramercy Property Trust (GPT)	38489R100	Secondary	BNY	JP Morgan, Bank of America, RBC, JMP Securities, Ladenburg, Robinson Humphrey, Piper, Compass Point, Hunting, CJ securities	7/27/04	B-	12,500,000	0.01%	0.001%	0.009%

Security purchased	Cusip/Sedol	Type of Offering	Affiliated Underwriter	Other Syndicate members	Was Price Paid the same as other Purchasers?	Was Security Purchased on Offer Date?	Was Issuer in continuous operation for at least 3 years?	Was Offering part of Firm commitment?	Did Affiliated Underwriter benefit directly or indirectly from purchase?	Was Commission or Spread paid to the principal underwriter reasonable and fair compared to commission or spread paid to other underwriters in connection with similar transactions?
Gramercy Property Trust (GPT)	38489R100	Secondary	BNY	JP Morgan, Bank of America, RBC, JMP Securities, Ladenburg, Robinson Humphrey, Piper, Compass Point, Hunting, CJ securities	Yes	Yes	Yes	Yes	indirectly - not lead	Yes

Certification

The Adviser certifies that the above information is correct.

The Adviser has determined that the securities listed above are securities the Fund is permitted to invest in as described in the current prospectus.

The Adviser has determined that the securities purchased are in accordance with *Dreyfus Fund Rule 10f-3 policies and procedures.*

In reaching its determination, the Adviser considered all of the conditions as specified in the *Dreyfus Fund 10f-3 policies and procedures.*

SIGNED		DATE	1/20/2015

10/2015

REGULAR JOINT BOARD MEETING Financial Compliance Book

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	1/15/15

4th Quarter 2014

345